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                                                                    Exhibit 10.3

                        INCENTIVE STOCK OPTION AGREEMENT

                                   Pursuant to

               1999 FIRST RELIANCE BANK EMPLOYEE STOCK OPTION PLAN

     This Incentive Stock Option Agreement is entered into as of the 16th day of August, 1999, between First Reliance Bank, a South Carolina banking corporation (the "Company"), and _______________________ (the "Optionee").

     1.   Definitions.
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     Capitalized terms used in this Option Agreement but not defined herein are used herein as defined in the Plan. In addition, throughout this Option Agreement, the following terms shall have the meanings indicated:

          (a) "Exercise Date" shall have the meaning indicated in paragraph 3 hereof.

          (b) "Option Period" shall mean the period commencing on the date of this Option Agreement and ending at the close of the Company's business ten years from the date hereof. Notwithstanding the previous sentence, in the case of an Option granted to a 10% Stockholder (as defined in the Plan), the Option Period shall mean the period commencing on the date of this Option Agreement and ending at the close of the Company's business five years from the date hereof.

          (c) "Plan" shall mean the 1999 First Reliance Bank Employee Stock Option Plan, as amended from time to time.

          (d) "Securities Act" shall mean the Securities Act of 1933, as amended.

     2.   Award of Option.
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          (a) Effective upon the date hereof, and subject to the terms and conditions set forth herein and in the Plan, the Company has awarded to the Optionee the option to purchase from the Company, at an exercise price of $10.00 per share, up to but not exceeding in the aggregate _________ shares of Common Stock. It is intended that this Option qualify to the extent possible as an ISO (as defined in the Plan). The Company shall have no liability if this Option shall not qualify as an ISO, but this Option shall continue in full force and effect as an NQSO (as defined in the Plan) notwithstanding such failure to so qualify.

          (b) The number of shares of Common Stock subject to this Option and the per share exercise price under each outstanding Option are subject to adjustment as provided in Section 4.1(e) of the Plan. Sections 4.1(e), 4.1(f), 4.1(g) and 4.4 of the Plan are incorporated in this Option

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Agreement by reference as if fully set forth herein.

     3.   Exercise of Option.
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          (a) The Option shall be exercisable, in whole or in part, at any time and from time to time during the Option Period, but not thereafter, to the extent set forth in the schedule below.

                                                    then the maximum percentage
                                                    of the Option Shares that
                                                    may be purchased through
if the Exercise Date is:                            such Exercise Date is:
-----------------------                             ----------------------

earlier than ____________,                                   ____%

______________ or thereafter,
but not later than ____________,                             ____%

______________ or thereafter,
but not later than ____________,                             ____%

after _________________                                      100%

The Exercise Dates contained herein are intended to comply with Code Section 422(d). In the event the aggregate fair market value of the Common Stock with respect to ISOs exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Optionee shall give notice promptly (as provided in Section 6(e)) of such fact to the Company.

          (b) Notwithstanding Section 3(a), the Option shall terminate and may not be exercised if the Optionee ceases to be employed by the Company, except that (1) if the Optionee's employment terminates due to retirement at or after the Optionee attains age sixty-five, then the Optionee may exercise his or her Option with respect to all Option Shares at any time within three months after termination of his or her employment; (2) if the Optionee's employment is terminated for any reason other than retirement at or after age sixty-five or conduct that in the judgment of the Committee involves dishonesty or action by the Optionee that is detrimental to the best interest of the Company, then the Optionee may exercise his or her Option at any time within three months after termination of his or her employment but only to the extent the Option was exercisable by him or her on the date of termination of employment; (3) if the Optionee's employment terminates on account of total and permanent disability, then the Optionee may exercise his or her Option with respect to all Option Shares at any time within twelve months after termination of his or her employment; and (4) if the Optionee dies while in the employ of the Company, or within the three or twelve month period following termination of his or her employment as described in clause (1), (2), or (3) above, then his or her Option may be exercised with respect to all Option Shares at any time within twelve months following his or her death by the person or persons to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution.

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          (c) An Option shall be exercised by an Optionee by delivery to the
Secretary of the Company, on any business day during the term of the Option (the "Exercise Date"), of (i) a written notice specifying the number of shares the Optionee then desires to purchase (the "Notice") and indicating the number of shares remaining under the Option and (ii) cash (including check) or other immediately available funds in an aggregate amount in United States dollars equal to the exercise price for the number of shares specified in the Notice (the "Total Option Price"). If payment is made by check, such payment shall be contingent on such check being irrevocably paid by the institution on which it was drawn. In all cases, the Notice shall state that the Optionee acknowledges that payment of the Total Option Price is his or her absolute and personal liability enforceable by the Company against him or her or his or her estate.

          (d) Promptly after the Company's receipt of the Notice and the payment of the Total Option Price, the Company shall issue to the Optionee the number of shares with respect to which such Option shall be so exercised and shall deliver to the Optionee a certificate or certificates therefor.

          (e) No less than 100 shares of Common Stock may be purchased upon any one exercise of the Option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

          (f) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee and no person shall acquire any rights therein. The Option may be transferred by will or the laws of descent and distribution.

     4.   Compliance with the Securities Act; No Registration Rights.
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     Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require the Company or the Optionee, in the judgment of the Company, to take any action in connection with the shares then to be issued, then the issuance of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate the Company at any time to (1) file or maintain the effectiveness of a registration statement under the Securities Act, or under the securities laws of any state or other jurisdiction; (2) take or cause to be taken any action that may be necessary in order to provide an exemption from the registration requirements of the Securities Act with respect to the Option Shares or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of the Optionee's estate or a person who acquired the Option or any Option Shares or other rights by bequest or inheritance or by reason of the death of the Optionee); or (3) take or cause to be taken any other required action that the Company deems to be unreasonable or burdensome in connection with the exercise of the Option evidenced by this Option Agreement.

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     5.   Resolution of Disputes.
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     Any dispute or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or other determination by the Committee under or pursuant to this Option Agreement, and any interpretation by the Committee of the terms of this Option Agreement, shall be conclusive as to all persons affected thereby.

     6.   Miscellaneous.
          -------------

          (a) Binding on Successors and Representatives. The parties understand
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that this Option Agreement shall be binding not only upon themselves, but also upon their heirs, executors, administrators, personal representatives, successors and assigns (including any transferee of a party hereto); and the parties agree, for themselves and their successors, assigns and representatives, to execute any instrument that may be necessary or desirable legally to effect such understanding.

          (b) Entire Agreement; Relationship to Plan. The Optionee acknowledges
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that he or she has received a copy of the Plan. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; to the extent that any interpretive conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

          (c) Amendment. Neither this Option Agreement nor any of the terms and
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conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors or assigns.

          (d) Construction of Terms. Any reference herein to the singular or
              ---------------------
plural shall be construed as plural or singular whenever the context requires.

          (e) Notices. All notices and requests under this Option Agreement
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shall be in writing and shall be deemed to have been given when personally delivered or sent prepaid certified mail:

              (i)      if to the Company, to the following address:

                       First Reliance Bank
                       2170 W. Palmetto Street
                       Florence, South Carolina 29501
                       Attention:  President

     or to such other address as the Company shall designate by notice.

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              (ii)     if to the Optionee, to the Optionee's
                       address appearing in the Company's records, or to such other address as the Optionee shall designate by notice.

          (f) Governing Law; Submission to Jurisdiction. This Option Agreement
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shall be governed by and construed in accordance with the laws of the State of
South Carolina and all applicable federal laws and regulations. The parties hereby consent to the exclusive jurisdiction and venue of the Court of Common Pleas in Florence County, South Carolina for purposes of adjudicating any issue arising hereunder.

          (g) Severability. The invalidity or unenforceability of any particular
              ------------
provision of this Option Agreement shall not affect the other provisions hereof, and this Option Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

                                            FIRST RELIANCE BANK


                                            By:_________________________________
                                            Its:

                                            OPTIONEE:

                                            ____________________________________
                                            Name:

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